XPO Investor Presentation and Transcript February 2017 Exhibit 99.1

Disclaimers Non-GAAP Financial Measures This document contains certain non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission ("SEC"), including adjusted net income (loss) attributable to common shareholders and adjusted earnings per share (“adjusted EPS”) for the three- and twelve-month periods ended December 31, 2016; free cash flow for the three- and twelve-month periods ended December 31, 2016; adjusted operating income for our North American less-than-truckload business for the three- and twelve-month periods ended December 31, 2016; as well as earnings and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA” and “adjusted EBITDA”, respectively) for the three- and twelve-month periods ended December 31, 2016 and 2015, and net revenue for the three- and twelve-month periods ended December 31, 2016 and 2015 on a consolidated basis and for the company’s transportation and logistics segments. We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance. Accordingly, we believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of normalized operating activities. Adjusted EBITDA includes adjustments for acquisition costs and related integration and rebranding initiatives. Transaction and integration adjustments are generally incremental costs that result from an acquisition and include transaction costs, restructuring costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration activities) and certain costs related to integrating and converting IT systems. Rebranding adjustments relate primarily to the rebranding of the XPO Logistics name on our truck fleet and buildings. We believe that adjusted net income (loss) attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains incurred in the reporting period as set out in the attached tables. We believe that net revenue improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables. We believe that adjusted operating income for our North American less-than-truckload business improves the comparability of our operating results from period to period by removing the impact of certain transaction, integration and rebranding costs and amortization and depreciation expenses incurred in the reporting period as set out in the attached tables. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. Free cash flow, EBITDA, adjusted EBITDA, adjusted net income (loss) attributable to common shareholders, adjusted EPS, net revenue and adjusted operating income for our North American less-than-truckload business are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to revenue, net income, operating income for our North American less-than-truckload business, cash flows provided (used) by operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance. As required by SEC rules, we provide reconciliations of these historical measures to the most directly comparable measure under United States generally accepted accounting principles ("GAAP"), which are set forth in the financial tables attached to this document. With respect to our 2017 and 2018 financial targets of adjusted EBITDA and our 2017 and 2017-2018 cumulative targets for free cash flow, each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking Statements This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law. | Investor Presentation February 2017

XPO: High Growth and High Returns A $1 trillion addressable opportunity, with less than 1.5% market share Accelerating EBITDA and cash generation, while investing in growth Numerous company-specific margin improvement opportunities Cutting-edge technology that differentiates XPO across lines of business Global scale, well-diversified by service offerings, geographies and customer verticals A strong presence in high-growth e-commerce sector Low maintenance capex requirements World-class operators who are laser-focused on driving results We have a well-defined bridge to our adjusted EBITDA target of $1.575 billion for 2018 | Investor Presentation February 2017

63% of Revenue Truckload Transport and Brokerage, Expedite Last Mile Intermodal and Drayage Less-Than-Truckload Global Forwarding LOGISTICS High-Value-Add Services TRANSPORTATION Freight Is Moved Using Optimal Mode 37% of Revenue Omni-Channel and E-Commerce Fulfillment Reverse Logistics Technology-Enabled Managed Transportation High-Value-Add Warehousing and Distribution Supply Chain Optimization We use our highly integrated network of people, technology and physical assets to help customers manage their goods more efficiently throughout their supply chains We Are a Top 10 Global Logistics Company 2016 Revenue of $14.6 billion | Investor Presentation February 2017

By Country of Operation By Customer Vertical Global Scale with Well-Diversified Business Mix Customers Over 50,000 Employees 87,000 Locations 1,425 Countries of Operation 34 Contract Logistics Facilities 157.5 million sq. feet (14.6 million sq. meters) Key Metrics Gross Revenue Profile Note: Gross revenue profile reflects FY2016 total revenue, excluding truckload for the year; percentages may not add to 100% due to rounding | Investor Presentation February 2017

Comprehensive Network for Customers Meticulously built to add value to customers and generate high returns for shareholders: Talent: Top operators with highly engaged employees Technology: Best-in-class, proprietary applications integrated on cloud-based platform Ground transportation assets: 16,000 owned tractors; 39,500 trailers; 9,900 53-ft. intermodal boxes; and 8,000 chassis Non-asset transportation network: 10,000 trucks contracted via independent owner-operators; and more than 1 million brokered trucks Facility assets: 435 cross-docks; and 750 contract logistics facilities | Investor Presentation February 2017 Note: Revenue mix for FY 2016, excluding divested North American truckload Attractive Revenue Mix Asset-Light (68%) Asset-Based (32%)

| Investor Presentation February 2017 XPO Leads the Industry in Rapid Technology Development Highly scalable and integrated system On-cloud technology leads to more agility and ease of enhancements Global IT team of approximately 1,600 professionals Differentiated competitive advantages: Proprietary Freight Optimizer freight brokerage system Proprietary Rail Optimizer intermodal system Proprietary expedite bidding portal Patented last mile applications Sophisticated logistics technology, including advanced robotics Annual IT budget of approximately $425 million Our IT is a major reason why customers trust us each day with 150,000 ground shipments and more than 5 billion inventory units

Highly Skilled Management Team | Investor Presentation February 2017 Partial list, in alphabetical order Bradley Jacobs Chief Executive Officer United Rentals, United Waste Lou Amo President–Expedite Electrolux, Odyssey Logistics Tony Brooks President–Less-Than-Truckload Sysco, Dean Foods, Frito-Lay, Roadway Richard Cawston Managing Director, Supply Chain–UK and Ireland Asda, Norbert Dentressangle Ashfaque Chowdhury President, Supply Chain–Americas and Asia Pacific New Breed Troy Cooper Chief Operating Officer United Rentals, United Waste Bill Fraine Chief Operating Officer, Supply Chain–Americas and Asia Pacific New Breed, FedEx Luis Angel Gómez Managing Director, Transport–Europe Norbert Dentressangle John Hardig Chief Financial Officer Stifel Nicolaus, Alex. Brown Mario Harik Chief Information Officer Oakleaf Waste Management Christophe Haviland Senior Vice President, Sales, Transport–Europe DHL, American Express, Staples Meghan Henson Chief Human Resources Officer Chubb Group, PepsiCo

Highly Skilled Management Team (Cont'd)

Charles Hitt *President–Last Mile*	3PD, Affinity Logistics, GeoLogistics
Erin Kurtz *Senior Vice President, Communications*	Thomson Reuters, AOL
Scott Malat *Chief Strategy Officer*	Goldman Sachs, UBS, JPMorgan Chase
John Mitchell *Chief Information Officer, Supply Chain–Americas and Asia Pacific*	New Breed, Pep Boys, Lowe's
Will O'Shea *Senior Vice President, Sales Solutions–Last Mile*	3PD, Ryder, Cardinal Logistics
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Lance Robinson *Chief Accounting Officer*	General Electric, NBC Universal
Sanjib Sahoo *Chief Information Officer, Transport–North America*	tradeMONSTER
Paul Smith *President–Intermodal*	Pacer
Drew Wilkerson *Regional Vice President–Brokerage*	C.H. Robinson
Mark Wilkinson *Senior Vice President, Sales, Supply Chain–Europe*	DHL
Malcolm Wilson *Managing Director, Logistics–Europe*	Norbert Dentressangle, NYK Logistics

Partial list, in alphabetical order

9 | Investor Presentation February 2017

XPO Logistics

| Investor Presentation February 2017 Blue Chip Customers, Including 63% of the Fortune 100 Partial list. Any trademarks or logos used in this presentation are the property of their respective owners

| Investor Presentation February 2017 Serving Every Major Vertical Partial list. Any trademarks or logos used in this presentation are the property of their respective owners

< 1.5% Current Share of $1 Trillion Addressable Opportunity

Industry Sector Size in Billions [1]

Ordered by Share of XPO's Revenue

Contract Logistics	~$120
North American Less-Than-Truckload	~$35
European Transport [2]	~$455
North American Truckload and Expedite	~$375
North American Intermodal and Drayage	~$22
North American Last Mile	~$13

Investment in Sales Growth

- Doubled strategic account executives and added 50+ local account executives
- Rolled out common CRM platform to increase visibility across organization
- Implemented growth-based incentives and advanced training to drive cross-selling across XPO's offerings

Top Customers are Benefitting from XPO's Platform

Number of XPO's Services Used by Top 100 Customers [3]


14
27
8
9
42
1
2
3
4
5 or more

- 86 of XPO's top 100 customers use two or more service lines
- 24% of sales generated from XPO's top 100 customers come from secondary service lines

As of Q4 2016

(1) Includes only North American and European markets. Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain & Company, Wall Street research and management estimates
(2) European road transport size across all of Europe and European truck brokerage
(3) Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport and supply chain; and global forwarding

12 | Investor Presentation February 2017

XPO Logistics

Leading Positions in Fast-Growing Industry Sectors

		As Percent of XPO's Gross Revenue (1)	Projected Industry Growth Rate X GDP (2)
Contract Logistics	▪ #2 largest global provider and e-fulfillment leader in Europe ▪ Non-commoditized service offering with multiple specializations	37%	2 – 3x
North American Less-Than-Truckload	▪ #2 largest LTL provider in North America: 99% of U.S. zip codes ▪ An industry leader in on-time performance	24%	1 – 1.5x
Truck Brokerage and Expedite	▪ #2 largest global freight brokerage firm ▪ Largest manager of expedited shipments in North America	8%	2 – 4x
Intermodal and Drayage	▪ #3 largest intermodal provider in North America; leading drayage network ▪ A leader in cross-border Mexico freight movements by rail	6%	3 – 5x
Last Mile	▪ #1 last mile logistics provider for heavy goods in North America ▪ Fast-growing sector with tailwinds from e-commerce and outsourcing	6%	5 – 6x

(1) Revenue mix for FY 2016, excluding truckload for the full year
(2) Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Wall Street Research and management estimates

13 | Investor Presentation February 2017

XPO Logistics

Well-Defined Bridge to 2018 Target of $1.575 Billion EBITDA | Investor Presentation February 2017 Target: 10% adjusted EBITDA margin by 2018 Equates to 200 basis points of margin improvement compared with 2016; excludes divested truckload unit for the full year Includes approximately $120 million from original LTL profit improvement plan Includes optimizing $13 billion of spend across purchased services, shared services, technology infrastructure and real estate Includes benefit of operating leverage from global fixed-cost infrastructure Cross-fertilization of best practices to optimize network Knowledge-sharing currently underway in supply chain, LTL, shared services Large impact in areas like warehouse operations, cross dock operations, maintenance, safety, training and HR

Key Lines of Business

Contract Logistics Long-Term Recurring Revenue | Investor Presentation February 2017 Asset-light business characterized by long-term contractual relationships, low cyclicality and a high-value-add component that minimizes commoditization Deep expertise in high-growth sectors that trend toward outsourcing: retail, e-commerce, high tech, aerospace, telecom, food and beverage, healthcare and agriculture Leading e-fulfillment provider in Europe Low capex requirements as a percentage of revenue lead to strong free cash flow conversion and ROIC Five-year average contract tenure with high renewal rates Global footprint makes XPO particularly attractive to multinational customers $1.3 billion global sales pipeline Global Footprint Key leadership: Ashfaque Chowdhury (President, Supply Chain– Americas and Asia Pacific) Malcolm Wilson (Managing Director, Supply Chain– Europe)

Truck Brokerage High Growth and High Return | Investor Presentation February 2017 Non-asset business that places shippers’ freight with qualified carriers through brokers that match capacity with shipper demand High free cash flow conversion and minimal capex Fragmented market with opportunity to expand Outsourcing trends drive growth at multiples of GDP Continuously improving productivity through technology and the tenure of the sales force Pricing accuracy enabled by XPO’s proprietary algorithms Resilient, variable cost model Global Footprint Key leadership: Drew Wilkerson (Regional Vice President–Brokerage) Frederic Cuvelier (Brokerage Director–Europe) Lou Amo (President–Expedite)

Last Mile Demand Propelled by E-commerce | Investor Presentation February 2017 Asset-light business that arranges the final stage of heavy goods delivery from distribution centers or retail stores to end consumers’ home or business Customers include nearly all of the top 30 big-box retailers and e-tailers in the U.S. Facilitated over 12 million deliveries in 2016 E-commerce and omni-channel are catalysts Best-in-class proprietary customer experience technology Seamless, integrated offering with logistics Scalability via LTL cross-dock utilization Rolling out last mile service in the UK, Ireland and the Netherlands More than $250 million in the pipeline Key leadership: Charles Hitt (President–Last Mile) Fernando Rabel (Senior Vice President, Operations–Last Mile) Global Footprint

North American Less-Than-Truckload Major Success Story | Investor Presentation February 2017 Asset-based business utilizing employee drivers, a fleet of tractors and trailers for line-haul, pick-up and delivery of pallets, and a network of terminals Second largest LTL provider Grew adjusted operating income by 40% for Q4 2016 versus 2015 Ahead of plan to improve annual profit by $170−$210 million by late 2017 Already surpassed $150 million of run rate improvement Ranked #1 for on-time and damage-free performance Network covers 99% of postal codes across the U.S. More next-day and two-day lanes than any other LTL provider North American Footprint Key leadership: Tony Brooks (President–Less-Than-Truckload) Lori Blaney (Vice President, Sales and Customer Solutions–Less-Than-Truckload)

Intermodal and Drayage Long-term Sales Potential for Truck-to-Rail Conversion | Investor Presentation February 2017 Asset-light business that arranges the long-haul portion of containerized freight, including rail brokerage, local drayage and on-site operational services 3rd largest intermodal provider 9,900 53-ft. intermodal boxes and 8,000 chassis Leading U.S. drayage capacity of 2,200 independent owner-operators, with access to over 25,000 additional drayage trucks Proprietary Rail Optimizer IT is a competitive advantage and engine for growth Increasing customer satisfaction by achieving best-ever on-time performance North American Footprint Key leadership: Paul Smith (President–Intermodal) Don Ingersoll (Vice President−Transportation)

European Transport Largest Owned Fleet in Europe | Investor Presentation February 2017 Leading European transport platform providing less-than-truckload, truckload, truck brokerage, and new last mile service Road transport across all of Europe is a $455 billion sector, of which XPO has less than 1% share Leading LTL provider in Western Europe Blue-chip customer base with high retention rates Lane density covering regions producing approximately 90% of the eurozone’s GDP Balanced non-asset and asset-based model 8,000 owned trucks 3,200 trucks contracted through owner-operators Access to over 12,000 additional independent carriers European Transport Footprint Key leadership: Luis Gomez (Managing Director, Transport–Europe) Christophe Haviland (Senior Vice President, Sales, Transport–Europe)

Last Mile Patented technology enables real-time visibility and management of customer satisfaction Online order creation and management Customer satisfaction-focused design Truck Brokerage / Expedite Freight Optimizer offers powerful tools to source optimal capacity for each load Largest web-based TMS for expedite in North America Intermodal / Drayage Proprietary Rail Optimizer system rolled out in 2015 facilitates seamless, door-to-door movements of long haul freight Constant communication with railroads and real-time delivery updates to customers Less-Than-Truckload Proprietary pricing systems, handhelds for dock workers, drivers, weights/inspections Rolling out IT for line-haul, engineered standards, pickup and delivery optimization European Transport U.S. IT best practices application lowers costs and offers enhanced data analytics Proprietary Freight Optimizer provides cross-European visibility and execution Contract Logistics Proprietary management systems handle complete logistics processes: packaging, e-fulfilment, warehousing, distribution, reverse logistics, omni-channel, aftermarket, etc. Highly engineered solutions are tech-enabled | Investor Presentation February 2017 Integrated, Cloud-Based IT Platform Adds Value to Service Lines

Financial Performance

Accelerating free cash flow due to EBITDA growth; lower interest expense; and lower transaction, integration and rebranding costs $211 million of free cash in 2016; targeting $350+ million in 2017 Flexible net capex profile of approximately 3% of revenue, with the ability to decrease growth capex in a downturn Long-term leverage target of 3x to 4x net debt / EBITDA Approximately 89% of debt will not mature until 2021 or later Covenant-lite debt terms | Investor Presentation February 2017 Strong Financial Position Note: Free cash flow is operating cash flow minus net capital expenditures

% Cash Flow Profile | Investor Presentation February 2017 Flexible asset / non-asset model gives XPO the ability to meet customers’ needs while enhancing returns Low Net Capex as a % of Revenue vs. Competitor Groups Note: Brokers include CH Robinson, Echo Global Logistics and Expeditors International; Parcel includes FedEx and UPS; LTL includes Old Dominion Freight Line, YRC Worldwide, ArcBest and Saia; TL includes Swift Transportation, Werner Enterprises, Knight Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Pacific, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company 2017 Targets Adjusted EBITDA Capex Adjusted EBITDA Minus Capex $ in millions

Full Year 2016 Highlights | Investor Presentation February 2017 $14.6 billion of gross revenue $84.5 million of net income, $121.5 million of adjusted net income $1.25 billion of adjusted EBITDA $625.4 million of cash flow from operations $210.9 million of free cash flow XPO named Fortune 500’s fastest-growing company XPO ranked #17 among Forbes’ innovative growth companies, and #263 among America's best employers Note: See appendix for reconciliations of adjusted net income and adjusted EBITDA to GAAP net income, and free cash flow to cash flow from operations

Financial Outlook | Investor Presentation February 2017 Full year targets: 2017: adjusted EBITDA of at least $1.350 billion 2018: adjusted EBITDA of at least $1.575 billion 2017–2018: cumulative free cash flow target of approximately $900 million Includes at least $350 million of free cash flow generated in 2017

| Investor Presentation February 2017 Supplemental Materials

XPO Is a Leader in Sustainability | Investor Presentation February 2017 XPO owns the largest natural gas truck fleet in Europe Will lower the carbon footprint of trucking in Paris by using natural gas trucks for the road transport portion of France's first intermodal urban rail shuttle (2017) Launched government-approved mega-trucks in Spain, expected to reduce CO2 emissions by over 25% (2016) Named a Top 75 Green Supply Chain Partner by Inbound Logistics (2016) Awarded the label “Objectif CO2” for outstanding environmental performance of transport operations in Europe by the French Ministry of the Environment and the French Environment and Energy Agency (2016) Honored for excellence in environmental improvement by SmartWay (2015) ISO14001-certified logistics facilities ensure environmental compliance

Business Glossary | Investor Presentation February 2017 Contract Logistics: An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Expedite: A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, web-based technology that solicits bids and assigns loads to aircraft; and a managed transportation network that is the largest web-based expedite management technology in North America. Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers. Global Forwarding: A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed. Continued on next page

Business Glossary (Cont’d) Intermodal: An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring. Last Mile: A non-asset business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omni-channel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians. Less-Than-Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. Truckload: The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. See Freight Brokerage on the prior page for additional details. | Investor Presentation February 2017

Financial Reconciliations

The following table reconciles XPO's net income (loss) attributable to common shareholders for the periods ended December 31, 2016 and 2015 to adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2016	2015	Change %	2016	2015	Change %
Net income (loss) attributable to common shareholders	$ 27.3	$ (62.8)	-143.5%	$ 63.1	$ (245.9)	-125.7%
Preferred stock beneficial conversion charge	-	-	0.0%	-	(52.0)	-100.0%
Distributed and undistributed net income	(2.5)	(0.7)	257.1%	(5.9)	(2.8)	110.7%
Noncontrolling interests	(2.3)	1.0	-330.0%	(15.5)	0.5	-3200.0%
Net income (loss)	32.1	(63.1)	-150.9%	84.5	(191.6)	-144.1%
Debt commitment fees	-	11.2	-100.0%	-	19.7	-100.0%
Loss on conversion of convertible senior notes	-	2.0	-100.0%	0.2	10.0	-98.0%
Loss on debt extinguishment	16.5	-	100.0%	69.7	-	100.0%
Other interest expense	80.3	82.7	-2.9%	360.9	187.0	93.0%
Income tax provision (benefit)	2.3	(69.6)	-103.3%	22.3	(90.9)	-124.5%
Accelerated amortization of trade names	-	-	0.0%	-	2.4	-100.0%
Depreciation & amortization expense	158.0	172.8	-8.6%	643.4	362.5	77.5%
Unrealized loss (gain) on foreign currency option and forward contracts	(33.0)	2.5	-1420.0%	(36.0)	2.5	-1540.0%
EBITDA	$ 256.2	$ 138.5	85.0%	$ 1,145.0	$ 301.6	279.6%
Transaction & integration costs	17.5	76.1	-77.0%	73.1	188.6	-61.2%
Rebranding costs	17.4	6.5	167.7%	30.1	12.4	142.7%
Gain on sale of intermodal equipment	-	(3.5)	-100.0%	-	(9.5)	-100.0%
Adjusted EBITDA	$ 291.1	$ 217.6	33.8%	$ 1,248.2	$ 493.1	153.1%

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

32 | Investor Presentation February 2017

XPO Logistics

Financial Reconciliations (Cont’d) Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Free cash flow was prepared assuming 100% ownership of XPO Logistics Europe. The following table reconciles XPO’s cash flows provided by operating activities for the periods ended December 31, 2016 and 2015 to free cash flow for the same periods. | Investor Presentation February 2017 2016 2015 2016 2015 Cash flows provided by operating activities $ 220.8 $ 51.4 $ 625.4 $ 90.8 Payment for purchases of property and equipment (164.9) (134.6) (483.4) (249.0) Proceeds from sales of assets 11.0 21.6 68.9 60.3 Free Cash Flow $ 66.9 $ (61.6) $ 210.9 $ (97.9) December 31, December 31, Twelve Months Ended Three Months Ended XPO Logistics, Inc. (Unaudited) (In millions) Free Cash Flow

Financial Reconciliations (Cont'd)

The following table reconciles XPO's revenue attributable to its North American less-than-truckload business for the periods ended December 31, 2016 and 2015 to adjusted operating ratio for the same periods.

XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio
(Unaudited)
(In millions)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Revenue (excluding fuel surcharge revenue)	$ 748.8	$ 753.4	$ 3,034.6	$ 3,080.7
Fuel surcharge revenue	96.0	97.5	370.2	448.4
Revenue	844.8	850.9	3,404.8	3,529.1
Salaries, wages and employee benefits	426.1	448.7	1,676.0	1,740.5
Purchased transportation	106.1	119.3	438.1	508.1
Fuel and fuel-related taxes	52.0	47.2	191.4	229.5
Depreciation and amortization	54.9	53.1	202.8	164.2
Other operating expenses	106.3	118.2	424.2	510.4
Maintenance	32.4	23.0	104.5	100.4
Rents and leases	10.3	10.9	40.9	49.2
Purchased labor	2.0	3.7	8.7	24.4
Operating income	54.7	26.8	318.2	202.4
Operating ratio	93.5%	96.9%	90.7%	94.3%
Transaction, integration and rebranding costs	14.7	20.4	23.8	20.4
Amortization expense	10.5	10.0	34.2	10.0
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	(1.8)	-
Adjusted operating income	$ 79.9	$ 57.2	$ 374.4	$ 232.8
Adjusted operating ratio	90.5%	93.3%	89.0%	93.4%

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document. Free cash flow was prepared assuming 100% ownership of XPO Logistics Europe.

34 | Investor Presentation February 2017

XPO Logistics